EXHIBIT 10.39


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (along with all Exhibits attached hereto hereinafter referred to as the "Agreement") made effective as of November 20th, 2001 by and between SAC Technologies, Inc., dba BIO-key International, a Minnesota corporation with its principal place of business at 1285 Corporate Center Drive, Suite 175, Eagan, MN 55121 (the "Company") and Mira LaCous, residing at 1567 Antler Point, Eagan, MN 55122 (the "Employee").

                                   WITNESSETH:

     WHEREAS, the Company desires to secure the employment of the Employee as Vice President in accordance with the provisions of this Agreement; and

     WHEREAS, the Employee desires and is willing to be employed by the Company in accordance herewith.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Employment Term. This Agreement shall remain in force and effect for a term commencing on the Effective Date hereof and expiring on the first (1st) anniversary hereof (the "Initial Term"), or until the employment relationship is terminated pursuant to Section 4 hereof. Upon the expiration of the Initial Term, this Agreement will be renewed automatically for successive one-year periods (each, a "Renewal Term"), unless sooner terminated in accordance with the provisions of Section 4 or unless Company gives written notice of non-renewal at least one (1) month prior to the date on which the Employee's employment would otherwise end, in which case paragraph 4(e) takes effect.

     2. Duties; Exclusive Services and Best Efforts.

          (a) Duties. Employee shall hold the position of Vice President of Technology and Development. At this position, the Employee will have the responsibility for all core technology, software design and development, customer support, professional services related to technology implementations, and participation in corporate strategy activities for the Company including but not limited to strategic planning, product roll out, beta test development, budget forecasting as well as any duties assigned to the Employee as directed by the Company's CEO. Employee working with the CEO will participate in negotiating contracts and strategic alliances with outside vendors and prospective clients.


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          (b) Exclusive Services and Best Efforts. The Employee agrees to devote her best efforts, energies and skill to the faithful, competent and diligent discharge of the duties and responsibilities attributable to her position, and to this end, will devote her fulltime attention to the business and affairs of the Company. The Employee also agrees that she shall not take personal advantage of any business opportunities that arise during her employment that may benefit the Company. All material facts regarding such opportunities must be promptly reported to the Company's CEO for consideration. In addition, the Company acknowledges and agrees that the Employee shall be permitted to engage in and pursue such contemporaneous activities and interests, as the Employee may desire, for personal profit or otherwise, provided such activities do not interfere with the Employee's performance of her duties and obligations hereunder.

     3. Compensation. On and after the commencement of Employee's employment, the Employee shall receive, for all services rendered to the Company hereunder, the following:

          (a) Base Salary. The Employee shall be paid an initial base annual salary equal to One Hundred Thousand Dollars ($100,000) paid at the rate of $8,333 per month. The Employee's annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly. Employee's Base Salary may be increased annually, or at such other intervals, as the CEO shall determine from time to time.

          (b) Discretionary Bonus. In addition to Base Salary, a "Discretionary Bonus" may be awarded to the Employee on the basis of merit performance on an annual basis in the discretion of the Board of Directors or Compensation Committee thereof; provided, however, that the failure of the Company to provide any Discretionary Bonus shall not give rise to any claim against the Company. The Discretionary Bonus shall not exceed fifty (50%) percent of the Employee's Base Salary; the Company in its sole discretion shall determine the amount, if any, and timing of any Discretionary Bonus.

          (c) Incentive Compensation. The Employee may be eligible for awards from the Company's incentive compensation plans, including without limitation any stock option plans applicable to high level executives of the Company, in accordance with the terms thereof and on a basis commensurate with their position and responsibilities. The Company in its sole discretion shall determine any such compensation. Nothing herein shall affect any rights or obligations of the Employee or the Company created pursuant to any stock option plan or stock option agreement between the parties hereto.

          (d) Stock Options. For this Agreement, Employee shall be granted (i) subject to the provisions of the Company's 1999 Stock Option Plan attached hereto as Exhibit A, a stock option to purchase 200,000 shares of the Company's Common Stock; and (ii) subject to the terms of stock option agreement in substantially the form attached hereto as Exhibit B, a stock option to purchase 140,000 shares of the Company's Common Stock. Option to purchase Seventy-Five thousand (75,000) shares shall vest on execution of this Agreement; and two hundred and sixty-five


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thousand (265,000) shares shall vest in equal monthly installments over a thirty-six (36) month period.

          (f) Benefits Plans. The Employee shall be eligible to participate in any and all employee welfare and health benefit plans (including, but not limited to, life insurance, health, medical and dental plans) and other employee benefit plans, including but not limited to qualified pension plans, which may be established by the Company from time to time for the benefit of other Company employees of comparable status. The Employee shall be required to comply with the conditions attendant to coverage by such preceding plans and policies and shall comply with and be eligible for benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. Nothing in this Section shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations under this Agreement.

          (g) Vacation. The Employee shall be eligible for four (4) weeks of paid vacation each year of her employment hereunder. Except as required by applicable law, in no event shall the Employee be entitled to receive any cash compensation in lieu of unused vacation time.

          (h) Expenses. Subject to and in accordance with the Company's policies and procedures, and, upon presentation of pre-approved itemized accounts, the Employee shall be reimbursed by the Company for reasonable and necessary business-related expenses, which expenses are incurred by the Employee on behalf of the Company.

          (i) Deductions from Salary and Benefits. The Company will withhold from any salary or benefits payable to the Employee all federal, state, local, and other taxes and other amounts as required by law, rule or regulation.

     4. Termination. Either may terminate this Agreement the Employee or the Company at any time, subject only to the provisions of this Section 4.

          (a) Voluntary Termination. If Employee terminates her own employment, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee her salary and benefits owing to Employee through the effective date of termination. Employee shall also be entitled to any reimbursement owed in accordance with
Section 3(h). Employee's obligations under Sections 5, 7, 8 and 9 hereof and shall survive the termination of Employee's employment, and Employee shall remain bound thereby.

          (b) Death. This Agreement shall terminate on the date of the Employee's death, in which event salary, benefits, and reimbursable expenses owing to the Employee through the date of the Employee's death shall be paid to her estate.


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          (c) Disability. If, during the term of this Agreement, in the opinion of the Company, the Employee, because of physical or mental illness or incapacity or disability, shall become unable to perform substantially all of the duties and services required of him under this Agreement for a period of thirty (30) consecutive calendar days or sixty (60) days in the aggregate during any twelve-month period, the Company may, upon at least ten (10) days prior written notice given at any time after the expiration of such thirty (30) day or sixty (60) day period, notify the Employee of its intention to terminate this Agreement as of the date set forth in the notice. In case of such termination, the Employee shall be entitled to receive salary, benefits, and reimbursable expenses owing to the Employee through the date of termination. The Company shall have no further obligation or liability to the Employee. The Employee's obligations under Sections 5, 7 8 and 9 hereof shall survive the termination of Employee's employment, and employee shall remain bound thereby.

          (d) Termination by Employer for Cause. The Company may terminate this Agreement for "Cause" at any time. Upon such termination for "Cause", the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay the Employee her salary and benefits owing to the Employee through the effective date of such termination. The Employee shall also be entitled to any reimbursement owed in accordance with Section 3(h). The Employee's obligations under Sections 5, 7, 8 and 9 hereof shall survive the termination of Employee's employment, and employee shall remain bound thereby.

          CAUSE. "Cause" for Termination shall include, but is not limited to, the following conduct of the Employee:

               (i) Breach of any material provision of this Employment Agreement by the Employee if not cured within two (2) weeks after receiving written notice thereof;

               (ii) Misconduct as an Employee of the Company, including but not limited to, misappropriating funds or property of the Company; any attempt to obtain any personal profit from any transaction in which the Employee has an interest that is adverse to the Company or any breach of the duty of loyalty and fidelity to the Company; or any other act or omission of the Employee which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

               (iii) Material neglect or refusal to perform the duties assigned to the Employee pursuant to this Employment Agreement if not cured within two
(2) weeks after receiving notice thereof;

               (iv) Conviction of a felony or plea of guilty or NOLO CONTENDERE to a felony;

               (v) Acts of dishonesty or moral turpitude by the Employee that are detrimental to the Company or any other act or omission which subjects the Company or any of


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its affiliates to public disrespect, or scandal, or that causes the Company to be in violation of governmental regulations that subjects the Company either to sanctions by governmental authority or to civil liability to its employees or third parties;

               (vi) Disclosure or use of confidential information of the Company, other than as specifically authorized and required in the performance of the Employee's duties.

          (e) Termination by Employer Without Cause. Upon termination of this Agreement without Cause, the Company shall be released from any and all further obligations under this Agreement, except that the Employee shall continue to be paid or provided, as applicable, in the same manner as before termination, and for a period of time ending nine (9) months from the date of termination of the Employee without Cause, if, and only if, the Employee has completed twelve (12) months of employment with Company and signs a valid general release of all claims against the Company, its affiliates, subsidiaries, officers, directors and agents, in a form provided by the Company. The Employee's obligations under Sections 5, 7, 8 and 9 hereof shall survive the termination of the Employee's employment, regardless of the circumstances of any such termination, and the Employee shall remain bound thereby.

          (f) Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Employee and the Company.

          (g) Termination by Employee for Cause. Employee for Cause may terminate this Agreement if Employee's current salary or benefits are reduced by more than 30%. In the event the Employee terminates employment for Cause, Employee shall continue to be paid or provided, as applicable, in the same manner as before termination, and for a period of time ending two (2) months from the date of termination by Employee without Cause, if, and only if, the Employee signs a valid general release of all claims against the Company, its affiliates, subsidiaries, officers, directors and agents, in a form provided by the Company. The Employee's obligations under Sections 5, 7, 8 and 9 hereof and shall survive the termination of the Employee's employment, regardless of the circumstances of any such termination, and the Employee shall remain bound thereby.

     5. Non-Competition and Business Opportunities.

          (a) Non-Competition. The Employee understands that the Company is in the business of developing and licensing biometric identification technologies, and distributing products incorporating such technologies, to original equipment manufacturers and end users. The Employee agrees that during the period of her employment hereunder and for a period of one (1) year thereafter, the Employee will not directly or indirectly: (i) market, sell or perform services such as are offered or conducted by the Company, its affiliates and subsidiaries during the period of her employment, to any customer or client of the Company or "Prospective Customer" or client of the Company; or (ii) engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For


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the purpose of this Section 5(a) "Prospective Customer" shall mean any person with whom the Company has engaged in any discussion or negotiation regarding the use of the Company's products or services. For purposes of this Section 5(a), the term "shareholder" shall exclude any interest owned by Employer in a public company to the extent the Employer owns less than ten percent (10%) of any such company's outstanding common stock. For the further purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity developing and/or licensing biometric identification technologies or distributing products incorporating such technologies to original equipment manufacturers and end users at the time of such termination or non-renewal. Due to the nature of the markets served and the technology and products to be developed and marketed by the Company which are intended to be available on a national basis, the restrictions set forth in this Section 5(a) can not be limited to a specific geographic area within the United States.

          (b) Business Opportunities. The Employee agrees that during the period of her employment hereunder, the Employee will not take personal advantage of any business opportunities that are similar or substantially similar to the business of the Company. In addition, all material facts regarding any such business opportunities must be promptly and fully disclosed by the Employee to the CEO as soon as the Employee becomes aware of any opportunity, and in no event later than forty-eight (48) hours after learning of such opportunity. Business opportunities covered by this Section 5(b) include opportunities relating to the development and licensing of biometric identification/verification technologies or the distribution of products incorporating such technologies to original equipment manufacturers, distributors and end users.

          (c) Non-Solicitation. The Employee agrees that during the period of employment hereunder and for a period of one (1) year thereafter, the Employee will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or Prospective Customer, distributor or supplier, of the Company, or other persons sharing a business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company. The Employee agrees that during the period of employment hereunder and for a period of one (1) year thereafter, Employee will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, hire or solicit, any employee, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company.

          (d) Scope. The parties hereto agree that, due to the nature of the Company's business, the duration and scope of the non-competition and non-solicitation provisions set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that such provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions herein shall be deemed to be a series of separate


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covenants, one for each and every county of each and every state of the United
States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Employee agrees that damages are an inadequate remedy for any breach of such provisions and that the Company, shall, whether or not it is pursuing any potential remedies at law, be entitled to seek in any court of competent jurisdiction, equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these competition provisions. If the Employee shall violate this Section 5, the duration of this Section 5 automatically shall be extended as against the Employee for a period equal to the period during which the Employee shall have been in violation of this Section 5. The covenants contained in this Section 5 are deemed to be material and the Company is entering into this Agreement relying on such covenants.

     6. Representations and Warranties of the Employee. The Employee, hereby represents and warrants to the Company as follows: (i) The Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of her obligations hereunder; (ii) the execution and delivery of this Agreement by the Employee and the performance of her obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Employee is a party or by which she is or may be bound or subject; and (iii) except as set forth in Exhibit C attached hereto, the Employee is not a party to any instrument, agreement, document, arrangement, including, but not limited to, invention assignment agreement, confidential information agreement, non-competition agreement, non-solicitation agreement, or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

     7. Disclosure of Innovations; Assignment of Ownership of Innovations; Protection of Confidential Information. Employee hereby represents and warrants to the Company that Employee understands that the Company is in the business of developing and licensing biometric identification technologies, and distributing products incorporating such technologies, to original equipment manufacturers, distributors and end users (THE "COMPANY'S BUSINESS") and that Employee may have access to, generate/create, or acquire information with respect to Confidential Information (as defined below), including software, processes and methods, development tools, scientific, technical and/or business innovations.

          (a) Disclosure of Innovations. Employee agrees to disclose in writing to the Company all inventions, improvements and other innovations of any kind that Employee may make, conceive, develop or reduce to practice, alone or jointly with others, during the term of Employee's employment with the Company, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, software, discoveries, research, inventions, formulas, techniques, processes, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software. Such


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innovations disclosed to the Company shall not be disclosed to any other person or party without the written permission of the Employee.

          (b) Assignment of Ownership of Innovations. Employee acknowledges that she has been employed by the Company since May 15, 2000 (the "Start Date"). Employee agrees that (i) all Innovations made, conceived, developed or reduced to practice by Employee, either alone or together with others, at any time after the Start Date and prior to the date hereof related to biometric identification/verification technologies are; and (ii) all Innovations made, conceived, developed or reduced to practice by Employee, either alone or together with others, at any time on or after the Start Date will be the sole and exclusive property of the Company and Employee hereby assigns all of Employee's rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company, provided however, that Employee does not assign to the Company any of Employee's rights in any Innovations (i) for which no equipment, supplies, facility or trade secret information of the Company was used; (ii) which was developed entirely on Employee's own time; (iii) which does not relate directly to the Company's Business or to the Company's actual or demonstrably anticipated research or development; and (iv) which does not result from any work performed by Employee for the Company. At the Company's request and expense, during and after the period of Employee's employment with the Company, Employee will assist and cooperate with the Company in all respects and will execute documents, and, subject to Employee's reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. Employee hereby appoints an authorized officer of the Company as Employee's attorney-in-fact to execute documents on her behalf for this purpose. Employee has attached hereto as Exhibit D a list of Innovations as of the date hereof which belong to Employee and which are not assigned to the Company hereunder (the "Prior Innovations"), or, if no such list is attached, Employee represents that there are no Prior Innovations.

          (c) Protection of Confidential Information of the Company. Employee understands that Employee's work as an employee of the Company creates a relationship of trust and confidence between Employee and the Company. During and after the period of Employee's employment with the Company, Employee will not use or disclose or allow anyone else to use or disclose any "Confidential Information" (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Employee's work for the Company or as may be specifically authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, employee information and any other information not available to the general public, whether written or oral, which Employee knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding


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undesirable publicity. Employee will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Employee's or that the Company regularly gives to third parties without restriction on use or disclosure. If Employee is subpoenaed or ordered to disclose this information by a Court of competent jurisdiction, Employee shall promptly inform the Company so that the Company can determine whether it wants to attempt to quash the subpoena or order. If the Employee has informed the Company, then it shall not constitute a breach of this Employment Agreement when or if the Employee responds to or replies to a proper subpoena or other order of the Court.

     8. WORK MADE FOR HIRE.

          (a) Work Made For Hire. Subject to Paragraph 7 (whose terms shall control) Employee further recognizes and understands that Employee's duties at the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Employee shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. ss.ss. 1 et seq. In the event of publication of such materials, Employee understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright. In the event that any of such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Employee to the Company of all right, title and interest in and to such works, including, without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Employee outside of the Company's facilities or other than during Employee's working hours with the Company shall not diminish the Company's right with respect to such works which otherwise fall within this paragraph. Employee agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this paragraph.

          (b) Disclosure of Works and Inventions/Assignment of Patents. Subject to Paragraph 7 (whose terms shall control), in consideration of the promises set forth herein, Employee agrees to disclose promptly to the Company, or to such person whom the Company may expressly designate for this specific purpose (its "Designee"), any and all works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of employment commencing from the Start Date and related to the business or activities of the Company, and Employee hereby assigns and agrees to assign all of Employee's interest in the foregoing to the Company or to its Designee. Employee agrees that, whenever she is requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination or nonrenewal of Employee's employment or service with respect to any works, inventions, discoveries and/or improvements that are authored, conceived of, or made by Employee during the period of


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Employee's employment or service, and shall be binding upon Employee's successors, assigns, executors, heirs, administrators or other legal representatives.

     9. Company Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items relating to the Company's business that the Employee shall prepare or receive from the Company and all Confidential Information shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, the Employee shall promptly return to the Company all property of the Company in her possession, including Company Business Property. The Employee further represents that she will not copy or cause to be copied, print out, or cause to be printed out any Company Business Property other than as specifically authorized and required in the performance of the Employee's duties. The Employee additionally represents that, upon termination of her employment with the Company, she will not retain in her possession any such Company Business Property.

     10. Cooperation. The Employee and Company agree that during the term of Employee's employment they shall, at the request of the other Party, render all assistance and perform all lawful acts that each Party considers necessary or advisable in connection with any litigation involving either Party or any director, officer, employee, shareholder, agent, representative, consultant, client, or vendor of the Company.

     11. Employment Dispute Settlement Procedure/Waiver of Rights. The Employee and the Company each agree that, in the event either party (or its representatives, successors or assigns) brings an action in a court of competent jurisdiction relating to the Employee's recruitment, employment with, or termination of employment from the Company, each party in such action agrees to waive his, her or its right to a trial by jury, and further agrees that no demand, request or motion will be made for trial by jury.

The parties hereto further agree that, in the event that either seeks relief in a court of competent jurisdiction for a dispute covered by this Agreement, any other Agreement between the Employee and the Company or which relates to the Employee's recruitment, employment with, or termination of employment from the Company, the defendant or third-party defendant in such action may, at any time within sixty (60) days of the service of the complaint, third-party complaint or cross-claim upon such party, at his, her or its option, require all or part of the dispute to be arbitrated by one arbitrator in accordance with the rules of the American Arbitration Association. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act. The parties understand and agree that, if the other party exercises his, her or its option, any dispute arbitrated will be heard solely by the arbitrator, and not by a court. Judgment upon the award rendered, however, may be entered in any court of competent jurisdiction. The cost of such arbitration shall be borne equally by the parties. The terms of this paragraph does not require the parties to use neutrals or mediators who are members of the American Arbitration Association.


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This dispute resolution agreement will cover all matters directly or indirectly related to the Employee's recruitment, employment or termination of employment by the Company; including, but not limited to, claims involving laws against discrimination whether brought under federal and/or state law and/or local law, and/or claims involving co-employees but excluding Worker's Compensation Claims. Nothing contained in this Section 11 shall limit the right of the Company to enforce by court injunction or other equitable relief the Employee's obligations under Sections 5, 7, 8 and 9 hereof.

           The right to a trial, and to a trial by jury, is of value.

                  THE EMPLOYEE MAY WISH TO CONSULT AN ATTORNEY
                  PRIOR TO SIGNING THIS AGREEMENT. IF SO, THE
                  EMPLOYEE SHOULD TAKE A COPY OF THIS AGREEMENT
                  WITH HER.

     12. Choice of Law and Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Minnesota. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state courts of the State of Minnesota, and of the United States District Court for the District of Minnesota in connection with any suit, action, or other proceeding concerning this Agreement or enforcement of Sections 5, 7, 8 and 9 hereof. The Employee waives the right to a jury trial and agrees to accept service of process by certified mail at the Employee's last known address, if there is proof of receipt by the Employee (at a minimum, return receipt requested).

     13. Successors and Assigns. The Employee hereunder, may assign neither this Agreement, nor any of the Employee's rights, powers, duties or obligations. This Agreement shall be binding upon and inure to the benefit of the Employee and her heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any company or companies, individuals, groups, associations, partnerships, firm, venture or other entity or party acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise. Any such successor referred to in this paragraph shall thereafter be deemed "the Company" for the purpose hereof. All covenants and restrictions upon the Employee hereunder, including, but not limited to Sections 5, 7, 8 and 9 hereof, are specifically assignable by the Company.

     14. Waiver. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

         15. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  (a)      If to the Company:

                           SAC Technologies, Inc., dba: BIO-key International 1285 Corporate Center Drive, Suite 175
                           Eagan, MN 55121
                           Attn:  Chief Executive Officer
                           With a copy to:

                           Buchanan Ingersoll Professional Corporation
                           Eleven Penn Center
                           1845 Market Street
                           Philadelphia, PA   19103
                           Attn:  Vincent A. Vietti, Esquire

                  (b)      If to the Employee:

                           Mira LaCous
                           1567 Antler Point
                           Eagan, MN  55122

The parties agree to give notice of any change of address within 15 days of the change of address.


     16. Construction of Agreement.

          (a) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (b) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

     17. Entire Agreement and Amendments. This Agreement, including all Exhibits which shall form parts hereof, contains the entire agreement of the parties concerning the Employee's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

     18. Survival. The Employee's obligations under Paragraphs 5, 7, 8 and 9 shall survive and continue pursuant to the terms and conditions of this Agreement following specific termination.

     19. Understanding. The Employee represents and agrees that she fully understands her rights to discuss all aspects of this Agreement with her private attorney, that to the extent she desires, she availed himself of this right, that she has carefully read and fully understands all of the provisions of this Agreement, that she is competent to execute this Agreement, that her decision to execute this Agreement has not been obtained by any duress and that she freely and voluntarily enters into this Agreement, and that she has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.

     20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     21. Injunctive Relief. The Employee hereby agrees and acknowledges that in the event of a breach or anticipatory breach of this Agreement by the Employee, the Company may suffer irreparable harm and monetary damages alone would not adequately compensate the Company. Accordingly, the Company will therefore be entitled to injunctive relief to enforce this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Employee has set her hand, all as of the day and year first above written.

ATTEST:                                         SAC TECHNOLOGIES, INC.



__________________________                      By:_____________________________

                                                   Name:________________________

                                                   Title:_______________________


WITNESS:                                        EMPLOYEE


__________________________                      ________________________________
                                                Mira LaCous

                                                ________________________________
                                                Date